EXHIBIT 2.1


                    JOINT PLAN OF CONVERSION
                FROM MUTUAL TO STOCK ORGANIZATION


               Old Guard Mutual Insurance Company

             Old Guard Mutual Fire Insurance Company

           Goschenhoppen-Home Mutual Insurance Company



                      Adopted May 31, 1996

            Amended and Restated as of July 19, 1996




1.   BACKGROUND AND BUSINESS PURPOSE

     As of and effective on May 31, 1996, as amended and restated as of July 19, 1996, the Board of Directors of each of Old Guard Mutual Insurance Company ("Old Guard Mutual"), Old Guard Mutual Fire Insurance Company ("Old Guard Fire"), and Goschenhoppen-Home Mutual Insurance Company ("Goschenhoppen"), after careful study and consideration, adopted by unanimous vote this Joint Plan of Conversion from Mutual to Stock Organization (the "Plan"). Old Guard Mutual, Old Guard Fire and Goschenhoppen are sometimes hereinafter referred to collectively as the "Insurance Companies." Under the Plan, each of the Insurance Companies will convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company pursuant to the Insurance Company Mutual-to-Stock Conversion Act, 40 P.S. Sections 911-A, et seq. (the "Act") and will become a wholly-owned subsidiary of Old Guard Group, Inc., a holding company (the "Holding Company") incorporated at the direction of the Insurance Companies. The converted Insurance Companies are sometimes hereinafter referred to as the "Converted Companies" and the foregoing transaction is sometimes hereinafter referred to as the "Conversion."

     The Conversion is subject to provisions of the Act and the policies of the Pennsylvania Department of Insurance (the
"Department").

     The Plan is subject to the prior written approval of the Department. The Plan also must be approved by: (i) the affirmative vote of a majority of the members of the Board of Directors of the Holding Company, and (ii) the affirmative vote of at least two-thirds of the votes cast at a meeting of the Eligible Policyholders (as hereinafter defined) of each Insurance Company called for the purpose of considering and voting upon the Plan. Pursuant to the Plan, shares of stock of the Holding Company will be offered at a predetermined and uniform price in a subscription offering pursuant to the exercise of nontransferable subscription rights granted to the following persons (collectively, the "Participants"): first to the Eligible Policyholders of each Insurance Company, second, to a tax-qualified employee stock benefit plan to be established by the Holding Company, and third, to the directors, officers and employees of the Insurance Companies. Shares not subscribed for in the subscription offering may be offered to the general public in a community offering conducted concurrently with the subscription offering. Shares remaining unsold, if any, may then be offered to the general public in an underwritten public offering or otherwise. The aggregate purchase price of the Holding Company stock to be sold in the Conversion will be based upon an independent appraisal of the Insurance Companies and will reflect the estimated consolidated pro forma market value of the Converted Companies as subsidiaries of the Holding Company.

     After completion of the Conversion, the holder of the Surplus Note (as hereinafter defined) shall have the right, but not the obligation, to convert the Surplus Note into stock of the Holding Company.

     It is the desire of the Boards of Directors of the Insurance Companies to attract new capital to the Converted Companies in order to: (i) increase their statutory surplus (and thereby strengthen policyholder protection), (ii) support future product line and geographic diversification, growth and expansion,
(iii) provide greater opportunities for existing employees, and
(iv) create new jobs. It is the further desire of the Boards of Directors of the Insurance Companies to reorganize the Converted Companies as wholly-owned subsidiaries of the Holding Company in order to enhance and improve operational flexibility, diversification of business opportunities and financial capability for business and regulatory purposes, thus enabling the Converted Companies to compete more effectively with other insurance companies. In addition, the Board of Directors of the Holding Company intends to adopt a stock option plan and other stock benefit plans to better attract, motivate and retain highly qualified employees, officers and directors.

     No change will be made in the Boards of Directors or management of the Insurance Companies as a result of the Conversion.

2.   DEFINITIONS

     Act:  The term the "Act" means the Insurance Company
Mutual-to-Stock Conversion Act (40 P.S. Sections 911-A, et seq.).

     Acting in Concert:  The term "Acting in Concert" means
(i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person which acts in concert with another person ("other party") shall also be deemed to be acting in concert with any person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Benefit Plan will be aggregated.

     Affiliate: The term "Affiliate" means, with respect to a person, a person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such person.

     Application: The term "Application" means the joint application for approval of the Conversion to be filed by the Insurance Companies with the Department as contemplated in
Section 3 of the Plan.

     Associate: The term "Associate," when used to indicate a relationship with any person, means: (i) any corporation or organization (other than the Insurance Companies, the Holding Company, a majority-owned subsidiary of any Insurance Company or the Holding Company or any other entity that is a member of the same consolidated group as the Insurance Companies or the Holding Company under Generally Accepted Accounting Principles) of which such person is an officer or partner or is, directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except that such term shall not include a Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

     Code:  The term "Code" means the Internal Revenue Code of
1986, as amended.

     Community Offering: The term "Community Offering" means the offering of shares of Conversion Stock to the general public by the Holding Company concurrently with the Subscription Offering, giving preference to: (i) natural persons and trusts of natural persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural persons have substantial interests) who are permanent Residents of the Local Community, (ii) principals of Eligible Policyholders in the case of an Eligible Policyholder which is a corporation, partnership, limited liability company or other entity, (iii) licensed insurance agents who have been appointed by any of the Insurance Companies to market and distribute insurance products, (iv) named insureds under policies of insurance issued by any Insurance Company after May 31, 1996, and (v) providers of goods or services to any one or more of the Insurance Companies.

     Conversion: The term "Conversion" means: (i) the amendment of the Articles of Incorporation of each Insurance Company to authorize the issuance of shares of Converted Company Capital Stock and to conform to the requirements of a Pennsylvania stock insurance company under the laws of the Commonwealth of Pennsylvania, (ii) the offer and sale of Conversion Stock by the Holding Company in the Subscription Offering and the Community Offering and in an underwritten public offering or otherwise, and
(iii) the purchase by the Holding Company of all the Converted Company Capital Stock of each of the Converted Companies; all in accordance with the terms of the Plan.

     Conversion Stock: The term "Conversion Stock" means the shares of no par value common stock to be offered and sold by the Holding Company pursuant to the Plan.

     Converted Company: The term "Converted Company" means Old Guard, Old Guard Fire or Goschenhoppen, as the case may be, in its form as a Pennsylvania stock insurance company resulting from its conversion to the stock form of organization in accordance with the terms of the Plan.

     Converted Company Capital Stock:  The term "Converted
Company Capital Stock" means any and all authorized shares of stock of a Converted Company.

     Effective Date: The term "Effective Date" means the date Articles of Conversion for each Insurance Company are filed in the office of the Department of State of the Commonwealth of Pennsylvania or such later date as may be specified in such Articles.

     Eligibility Record Date: The term "Eligibility Record Date" means the close of business on May 31, 1996, the effective date of the adoption of the Plan by the Board of Directors of each Insurance Company.

     Eligible Policyholder: The term "Eligible Policyholder" means a person who, on the Eligibility Record Date, is a named insured under a Qualifying Policy issued by an Insurance Company.

     Goschenhoppen:  The term "Goschenhoppen" means
Goschenhoppen-Home Mutual Insurance Company.

     Holding Company: The term "Holding Company" means Old Guard Group, Inc., a Pennsylvania business corporation incorporated at the direction of the Insurance Companies for the purpose of becoming a holding company for the Converted Companies through the issuance and sale of Conversion Stock under the Plan and the concurrent purchase of all of the Converted Company Capital Stock of each Converted Company to be issued and sold pursuant to the Plan.

     Holding Company Stock: The term "Holding Company Stock" means any and all authorized shares of stock of the Holding
Company.

     Independent Appraiser: The term "Independent Appraiser" means a person independent of the Insurance Companies and the Holding Company, experienced and expert in the area of corporate appraisals, to be chosen by the Insurance Companies and retained by them to prepare an appraisal of the consolidated pro forma market value of the Converted Companies as subsidiaries of the Holding Company.

     Insurance Company: The terms "Insurance Company" and "Insurance Companies" mean, respectively: (i) Old Guard Mutual, Old Guard Fire or Goschenhoppen, as the case may be, or (ii) Old Guard Mutual, Old Guard Fire and Goschenhoppen, collectively.

     Local Community: The term "Local Community" means Berks, Bucks, Chester, Cumberland, Dauphin, Lancaster, Lebanon, Lehigh, Montgomery, Northampton and York Counties, Pennsylvania, which Counties comprise the primary geographic market areas of the Insurance Companies.

     Market Maker: The term "Market Maker" means a dealer (i.e., any person who engages, either for all or part of such person's time, directly or indirectly, as agent, broker or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security: (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized interdealer quotation system or furnishes bona fide competitive bid and offer quotations on request, and (ii) is ready, willing and able to effect transactions in reasonable quantities at such dealer's quoted prices with other brokers or dealers.

     Maximum of the Valuation Range: The term "Maximum of the Valuation Range" means that valuation which is 15 percent (15%) above the midpoint of the Valuation Range as provided in
Section 7(B) of the Plan.

     Minimum of the Valuation Range: The term "Minimum of the Valuation Range" means that valuation which is 15 percent (15%) below the midpoint of the Valuation Range as provided in
Section 7(B) of the Plan.

     Offering: The term "Offering" means the Offering of Conversion Stock by the Holding Company in the Subscription Offering, the Community Offering and in an underwritten public offering or otherwise pursuant to the Plan but does not include conversion of the Surplus Note into the common stock of the Holding Company pursuant to the terms of the Surplus Note and
Section 8 of the Plan.

     Officer: The term "officer" means an executive officer of the Holding Company or of an Insurance Company, as the case may be, including the Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents in charge of principal business functions, Secretary and Treasurer.

     Old Guard Fire:  The term "Old Guard Fire" means Old Guard
Mutual Fire Insurance Company.

     Old Guard Mutual:  The term "Old Guard Mutual" means Old
Guard Mutual Insurance Company.

     Order Form: The term "Order Form" means the order form or forms to be used by Eligible Policyholders and other persons eligible to purchase Conversion Stock pursuant to the Plan.

     Participant: The term "Participant" means a person entitled to purchase shares of Conversion Stock in the Subscription
Offering (i.e., an Eligible Policyholder, a Tax-Qualified
Employee Stock Benefit Plan, or a director, officer or employee of an Insurance Company).

     Person: The term "person" means any individual, corporation, partnership, association, limited liability company, trust or other entity.

     Plan: The term "Plan" means this Joint Plan of Conversion, as it may from time to time be amended, under which each of the Insurance Companies will convert from a Pennsylvania-chartered mutual insurance company to a Pennsylvania-chartered stock insurance company and become a wholly-owned subsidiary of the Holding Company.

     Private Placement: The term "Private Placement" means the offer and sale of Conversion Shares in a private placement as contemplated under Section 7 of the Plan.

     Purchase Price: The term "Purchase Price" means the uniform price per share at which the Conversion Stock will be offered and sold, which price shall be determined by the Holding Company in accordance with Section 7(A) of the Plan.

     Qualifying Policy: The term "Qualifying Policy" means a policy of insurance issued by an Insurance Company and in force as of the close of business on the Eligibility Record Date.

     Registration Statement: The term "Registration Statement" means the Registration Statement on Form S-1 and any amendments thereto filed by the Holding Company with the SEC pursuant to the Securities Act of 1933, as amended, to register shares of Conversion Stock.

     Resident: The term "Resident," as used in this Plan in relation to the preference afforded natural persons and trusts of natural persons in the Local Community, means any natural person who occupies a dwelling within the Local Community, has an intention to remain within the Local Community for a period of time (manifested by establishing a physical, ongoing, non-transitory presence within the Local Community) and continues to reside therein at the time of the Subscription and Community Offerings. The Insurance Companies may utilize policyholder records and such other evidence as they may determine to be relevant to make a determination as to whether a person resides in the Local Community. In the case of a corporation or other business entity, such entity shall be deemed to be a Resident only if its principal place of business or headquarters is located within the Local Community. All determinations as to the status of a person as a Resident shall be made by the Insurance Companies in their sole and absolute discretion and shall be final and binding.

     Sale: The terms "sale" and "sell" mean every contract to sell or otherwise dispose of a security or an interest in a security for value, but such terms do not include an exchange of securities in connection with a merger or acquisition approved by the Department.

     SEC:  The term "SEC" means the Securities and Exchange
Commission or any successor agency.

     Special Meeting:  The term "Special Meeting" means the
Special Meeting of Eligible Policyholders to be called by each Insurance Company for the purpose of submitting the Plan to its Eligible Policyholders for approval.

     Subscription Offering: The term "Subscription Offering" means the offering of shares of Conversion Stock to Eligible Policyholders, Tax-Qualified Employee Stock Benefit Plans and directors, officers and employees of the Insurance Companies.

     Subscription and Community Offering Prospectus:  The term
"Subscription and Community Offering Prospectus" means the final prospectus to be used in connection with the Subscription and Community Offerings.

     Subscription Rights: The term "Subscription Rights" means the non-transferable, non-negotiable, personal rights of Eligible Policyholders, Tax-Qualified Employee Stock Benefit Plans and directors, officers and employees of the Insurance Companies to subscribe to purchase Conversion Stock at the Purchase Price.

     Surplus Note: The term "Surplus Note" means the $6,000,000 promissory note, dated December 20, 1989, payable by Old Guard
Mutual to American Re-Insurance Company.

     Tax-Qualified Employee Stock Benefit Plan: The term "Tax-Qualified Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan of any Insurance Company or of the Holding Company, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, that, with its related trust, meets the requirements to be "qualified" under
Section 401 of the Internal Revenue Code of 1986, as amended. "Non-Tax-Qualified Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan which is not so qualified.

     Underwritten Public Offering:  The term "Underwritten Public
Offering" means the offer and sale of Conversion Shares in an underwritten public offering as contemplated under Section 7 of the Plan.

     Valuation Range: The term "Valuation Range" means the estimated range of the consolidated pro forma market value of the Converted Companies as subsidiaries of the Holding Company to be prepared by the Independent Appraiser as provided in Section 7(A) of the Plan.

3.   APPLICATION

     Within 90 days after adoption of the Plan by the Board of Directors of each Insurance Company and prior to submission of the Plan to the Eligible Policyholders for approval at the Special Meetings, the Insurance Companies must file a joint application for approval of the Conversion with the Department pursuant to the Act (the "Application"). The Application shall contain the following:

          (A)  The Plan;

          (B) The independent evaluation of pro forma market value required by Section 7(A) of the Plan;

          (C)  The form of notice required by this Section 3;

          (D)  The form of proxy to be solicited from Eligible
     Policyholders pursuant to Section 4 of the Plan;

          (E) The form of notice required by Section 809-A of the Act to persons whose policies are issued after adoption of the Plan but before the Effective Date;

          (F) The proposed amended Articles of Incorporation and bylaws of each Converted Company; and

          (G) The acquisition of control statement, as required by Section 1402 of the Insurance Company Act of 1921, as amended.

     Upon the filing of the Application, each Insurance Company shall send a notice by first class mail to each Eligible Policyholder, which notice shall: (i) advise such Eligible Policyholder of the adoption of the Plan, (ii) advise such Eligible Policyholder of the filing of the Plan with the Department, (iii) notify such Eligible Policyholder of his right to provide comments on the Plan to the Department and to the Insurance Company, and (iv) advise such Eligible Policyholder of the procedure to be followed in providing comments on the Plan. Such notice may be given by mailing one notice to the address of each Qualifying Policy as such address appears on the records of the Insurance Company; separate notices to each person who is an Eligible Policyholder in respect of such Qualifying Policy shall not be required.

4.   THE SPECIAL MEETINGS

     Following the filing of the Application with the Department, a Special Meeting to vote on the Plan shall be held by each Insurance Company in accordance with the bylaws of such Insurance Company and applicable law. Notice of the Special Meeting will be given by each Insurance Company by means of a notice of special meeting, proxy statement and form of proxy authorized for use by the Department mailed to the address of each Qualifying Policy as such address appears on the records of the Insurance Company at least 30 days prior to the Special Meeting; separate notices to each person who is an Eligible Policyholder in respect of such Qualifying Policy shall not be required. Each Insurance Company may in its discretion include with this mailing a Subscription and Community Offering Prospectus as provided in
Section 5 below.

     Pursuant to the Act, the Plan must be approved by the affirmative vote of at least two-thirds of the votes cast at the Special Meeting to be held by each Insurance Company. Voting may be in person or by proxy. The Department shall be promptly notified of the vote of the Eligible Policyholders taken at the Special Meetings. The Plan shall not be deemed to have been approved unless it is approved by the Eligible Policyholders of each Insurance Company.

5.   OFFERING DOCUMENTS

     The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Community Offering concurrently with or during the proxy solicitation of Eligible Policyholders and may close the Subscription Offering and the Community Offering before the Special Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon approval of the Plan by the Eligible Policyholders of each Insurance Company.

     The proxy solicitation materials of each Insurance Company may require an Eligible Policyholder to return to the Insurance Company by a reasonable date certain an accompanying postage-paid written communication requesting receipt of a Subscription and Community Offering Prospectus in order to be entitled to receive a Subscription and Community Offering Prospectus, provided that the Subscription Offering may not be closed until the expiration of at least thirty (30) days after the date of mailing of such proxy solicitation materials. If the Subscription Offering is commenced after the Special Meeting, each Insurance Company shall mail to the address of each Qualifying Policy as such address appears on the record of the Insurance Company, no more than thirty (30) days prior to the commencement of the Subscription Offering, a written notice of the commencement of the Subscription Offering, which notice shall state that the Insurance Company is not required to furnish a Subscription and Community Offering Prospectus unless an Eligible Policyholder returns by a reasonable date certain an accompanying postage-paid written communication requesting the receipt of the Subscription and Community Offering Prospectus. Such notice may be given by mailing one notice to the address of each Qualifying Policy as such address appears on the records of the Insurance Company; separate notices to each person who is an Eligible Policyholder in respect of such Qualifying Policy shall not be required.

     Prior to the commencement of the Subscription and Community Offerings, the Holding Company shall file the Registration Statement with the SEC pursuant to the Securities Act of 1933, as amended. The Holding Company shall not distribute the Subscription and Community Offering Prospectus until the Registration Statement has been declared effective by the SEC. The Subscription and Community Offering Prospectus may be combined with the proxy statements prepared in connection with the Special Meetings.

6.   CONSUMMATION OF CONVERSION

     The Effective Date will be the date upon which Articles of Conversion are filed by the Insurance Companies in the office of the Department of State of the Commonwealth of Pennsylvania. On the Effective Date, the Conversion Stock will be issued and sold by the Holding Company, the Converted Company Capital Stock will be issued and sold to the Holding Company and each of the Converted Companies will become a wholly-owned subsidiary of the Holding Company. Each Converted Company will issue to the Holding Company 100,000 shares of common stock, representing all of the shares of Converted Company Capital Stock to be issued in the Conversion, and the Holding Company will pay to each Converted Company that portion of the aggregate net proceeds realized by the Holding Company from the sale of the Conversion Stock under the Plan as may be determined by the Holding Company, subject to any requirement of the Department.

7.   THE OFFERING

     A.   Determination of the Number of Shares of Conversion
          Stock Required to be Offered and Sold

     The number of shares of Conversion Stock required to be offered and sold in the Conversion will be determined as follows:

          1. Independent Appraiser. An expert who is experienced in the field of corporate appraisals and who is independent of the Holding Company and the Insurance Companies (the "Independent Appraiser") will be retained by the Holding Company to prepare an appraisal of the consolidated pro-forma market value of the Converted Companies as subsidiaries of the Holding Company. The Independent Appraiser will establish a valuation range (the "Valuation Range") consisting of a midpoint valuation, a valuation 15 percent (15%) above the midpoint valuation (the "Maximum of the Valuation Range") and a valuation 15 percent (15%) below the midpoint valuation (the "Minimum of the Valuation Range"). The valuation of the Independent Appraiser will be based upon the financial condition of the Insurance Companies, a comparison of the Insurance Companies with comparable publicly-held insurance companies, and such other factors as the Independent Appraiser may deem to be relevant and as are not inconsistent with the provisions of the Act, including (as required by the Act) that value which the Independent Appraiser estimates to be necessary to attract a full subscription for the Conversion Shares. The valuation of the Independent Appraiser will be submitted to the Department as part of the Application to be filed by the Insurance Companies for approval of the Conversion.

          2. Purchase Price. The Purchase Price at which shares of Conversion Stock will be offered and sold will be uniform as to all purchasers in the Offering, will be determined by the Holding Company, and will be equal to the fair market value of such shares based upon the Independent Appraiser's appraisal of the consolidated pro-forma market value of the Converted Companies as subsidiaries of the Holding Company.

          3.   Number of Shares of Conversion Stock to be
Offered. The number of shares of Conversion Stock to be offered in the Offering shall be equal to the sum of: (i) the Maximum of the Valuation Range divided by the Purchase Price, plus (ii) ten percent (10%) of clause (i).

          4. Number of Shares of Conversion Stock to be Sold. Immediately following the completion of the Subscription Offering and the Community Offering, the Independent Appraiser will submit to the Holding Company and to the Department its updated estimate of the pro-forma fair market value of the Insurance Companies as subsidiaries of the Holding Company as of the last day of the Subscription Offering and the Community Offering. If such updated estimated valuation does not fall within the Valuation Range, then in such event the Holding Company, after consultation with the Department, may cancel the Offering and terminate the Plan, establish a new Valuation Range, extend, reopen or hold a new Offering or take such other action as may be authorized by the Department.

               If such updated estimated valuation falls within the Valuation Range, the following steps will be taken:

               a.   Subscription Offering Meets or Exceeds
Maximum. If, upon conclusion of the Subscription Offering and the Community Offering, the number of shares subscribed for by Participants in the Subscription Offering multiplied by the Purchase Price is equal to or greater than the Maximum of the Valuation Range, then in such event the Conversion shall be promptly consummated and the Holding Company shall on the Effective Date issue shares of Conversion Stock to the subscribing Participants; provided, however, that the number of shares of Conversion Stock issued shall not exceed the number of shares of Conversion Stock offered in the Offering. In the event of an oversubscription in the Subscription Offering, shares of Conversion Stock shall be allocated among the subscribing Participants as provided in Section 7(C) below; provided, however, that no fractional shares of Conversion Stock shall be issued.

               b.   Subscription Offering Meets or Exceeds
Minimum. If, upon conclusion of the Subscription Offering and the Community Offering, the number of shares of Conversion Stock subscribed for by Participants in the Subscription Offering multiplied by the Purchase Price is equal to or greater than the Minimum of the Valuation Range, but less than the Maximum of the Valuation Range, then in such event the Conversion shall be promptly consummated and the Holding Company shall on the Effective Date issue to the subscribing Participants shares of Conversion Stock in an amount sufficient to satisfy the subscriptions of such Participants in full. To the extent that shares of Conversion Stock remain unsold after the subscriptions of all Participants in the Subscription Offering have been satisfied in full, the Holding Company shall have the right in its absolute discretion to accept, in whole or in part, subscriptions received from any or all subscribers in the Community Offering and/or to sell shares of Conversion Stock to purchasers in an Underwritten Public Offering or Private Placement; provided, however, that the number of shares of Conversion Stock issued shall not exceed the number of shares of Conversion Stock offered in the Offering; and, provided further, that no fractional shares of Conversion Stock shall be issued.

               c. Subscription Offering Does Not Meet Minimum. If, upon conclusion of the Subscription Offering and the Community Offering, the number of shares of Conversion Stock subscribed for by Participants in the Subscription Offering multiplied by the Purchase Price is less than the Minimum of the Valuation Range, then in such event the Holding Company shall accept subscriptions received from subscribers in the Community Offering and/or sell shares of Conversion Stock to purchasers in an Underwritten Public Offering or Private Placement. If the aggregate number of shares of Conversion Stock subscribed for in the Subscription Offering, the Community Offering and in any Underwritten Public Offering or Private Placement multiplied by the Purchase Price is equal to or greater than the Minimum of the Valuation Range, then in such event the Conversion shall be consummated promptly and the Holding Company shall on the Effective Date: (i) issue to subscribing Participants shares of Conversion Stock in an amount sufficient to satisfy the subscriptions of such Participants in full, and (ii) issue to subscribers in the Community Offering and/or to purchasers in any Underwritten Public Offering or Private Placement such additional number of shares of Conversion Stock such that the aggregate number of shares of Conversion Stock to be issued to subscribing Participants, to subscribers in the Community Offering and/or to purchasers in any Underwritten Public Offering or Private Placement multiplied by the Purchase Price shall be equal to the Minimum of the Valuation Range; provided, however, that no fractional shares of Conversion Stock shall be issued. The Holding Company may in its absolute discretion elect to issue shares of Conversion Stock to subscribers in the Community Offering and/or to purchasers in any Underwritten Public Offering in excess of the number determined by reference to clause (ii) of the preceding sentence; provided, however, that the number of shares of Conversion Stock issued shall not exceed the number of shares of Conversion Stock offered in the Offering.

               d.   Offering Does Not Meet Minimum.  If the
aggregate number of shares of Conversion Stock subscribed for in the Subscription Offering, the Community Offering and in any Underwritten Public Offering or Private Placement multiplied by the Purchase Price is less than the Minimum of the Valuation Range, then in such event the Holding Company, in consultation with the Department, may cancel the Offering and terminate the Plan, establish a new Valuation Range, extend, reopen or hold a new Offering or take such other action as may be authorized by the Department.

                    If, following a reduction in the Valuation
Range approved by the Department, the aggregate number of shares of Conversion Stock subscribed for in the Offering multiplied by the Purchase Price is equal to or greater than the Minimum of the Valuation Range (as such Valuation Range has been reduced), then in such event the Conversion shall be promptly consummated. The Holding Company shall on the Effective Date: (i) issue shares of Conversion Stock to Participants in the Subscription Offering in an amount sufficient to satisfy the subscriptions of such subscribers in full, and (ii) issue to subscribers in the Community Offering and/or to purchasers in any Underwritten Public Offering or Private Placement such additional number of shares of Conversion Stock such that the aggregate number of shares of Conversion Stock to be issued multiplied by the Purchase Price shall be equal to the Minimum of the Valuation Range (as such Valuation Range has been reduced).

               e.   Discretion of the Holding Company.
Notwithstanding anything to the contrary set forth in the Plan, the Holding Company shall have the right in its absolute discretion and without liability to any subscriber, purchaser, underwriter or any other person: (i) to determine which subscriptions, if any, to accept in the Community Offering and to accept or reject any such subscription in whole or in part for any reason or for no reason, and (ii) to determine whether and to what extent shares of Conversion Stock are to be sold in an Underwritten Public Offering or Private Placement.

     B.   Subscription Rights

     Subscription Rights are nontransferable, nonnegotiable personal rights to subscribe for and purchase shares of Conversion Stock at the Purchase Price that will be distributed by the Holding Company, without payment, to each Participant. The receipt of Subscription Rights by a Participant will permit (but will not require) the Participant to subscribe to purchase shares of Conversion Stock at the Purchase Price in the Subscription Offering.

     The exercise of Subscription Rights is irrevocable and an executed Order Form may not be modified, amended or rescinded. Conversely, the failure of a Participant to timely deliver a duly executed Order Form, together with full payment for the shares of Conversion Stock subscribed for, will be deemed to constitute an irrevocable waiver and release by the Participant of all rights to subscribe for and purchase Conversion Stock in the Subscription Offering.

     C.   The Subscription Offering

     Subscription Rights to purchase shares of Conversion Stock at the Purchase Price will be distributed by the Holding Company to the Participants in the following priorities:

          1.   Eligible Policyholders.  Each Eligible
Policyholder will receive, without payment, Subscription Rights to purchase up to one percent (1%) of that number of shares of Conversion Stock equal to the maximum of the Valuation Range divided by the Purchase Price; provided, however, that the maximum number of shares which may be purchased by Eligible Policyholders in the aggregate shall be equal to the Maximum of the Valuation Range divided by the Purchase Price. In the event of an oversubscription, shares of Conversion Stock will be allocated among subscribing Eligible Policyholders, as follows. First, shares of Conversion Stock will be allocated among subscribing Eligible Policyholders so as to permit each such Eligible Policyholder, to the extent possible, to purchase the lesser of: (i) 100 shares, and (ii) the number of shares subscribed for. Second, any shares of Conversion Stock remaining after such initial allocation will be allocated among the subscribing Eligible Policyholders whose subscriptions remain unsatisfied in the proportion in which: (i) the aggregate premiums payable to the Insurance Companies by each such Eligible Policyholder in respect of all policies issued to such Eligible Policyholder and in force on the Eligibility Record Date, bears to (ii) the aggregate premiums payable to the Insurance Companies in respect of all policies issued to all such Eligible Policyholders and in force on the Eligibility Record Date; provided, however, that no fractional shares of Conversion Stock shall be issued.

          2. Tax-Qualified Employee Stock Benefit Plans. The Tax-Qualified Employee Stock Benefit Plans will receive, without payment, Subscription Rights to purchase in the aggregate up to ten percent (10%) of the shares of Conversion Stock to be issued to other purchasers in the Conversion.

          3. Directors, Officers and Employees. Each director, officer and employee of each Insurance Company will receive, without payment, Subscription Rights to purchase up to one percent (1%) of that number of shares of Conversion Stock equal to the maximum of the Valuation Range divided by the Purchase Price; provided, however, that such Subscription Rights shall be subordinated to the Subscription Rights received by the Eligible Policyholders and may be exercised only to the extent that there are shares of Conversion Stock which could have been purchased by Eligible Policyholders, but which remain unsold after satisfying the subscriptions of all Eligible Policyholders. In the event of an oversubscription among the directors, officers and employees, shares of Conversion Stock shall be allocated among them on the basis of a point system under which one point will be assigned for each year of service to each Insurance Company, one point for each then current annual salary increment of $5,000, and one point for each office held in each Insurance Company. If any director, officer or employee does not subscribe for his full allocation of shares, the shares not subscribed for shall be allocated among the directors, officers and employees whose subscriptions remain unsatisfied in proportion to their respective subscriptions.

               A director, officer or employee of an Insurance Company who subscribes to purchase shares of Conversion Stock and who is also eligible to purchase shares of Conversion Stock as an Eligible Policyholder will be deemed to purchase Conversion Stock first in his capacity as an Eligible Policyholder.

     D.   Community Offering

     To the extent that fewer than the maximum number of shares of Conversion Stock permitted to be sold to Eligible Policyholders and to the directors, officers and employees of the Insurance Companies are purchased in the Subscription Offering, shares of Conversion Stock may be sold to subscribers in the Community Offering as provided in Section 7(A) above. Shares of Conversion Stock will be offered in the Community Offering (which will be conducted concurrently with the Subscription Offering) to the general public, giving preference to: (i) natural persons and the trusts of natural persons who are residents of the community in which the Insurance Companies do business,
(ii) principals of Eligible Policyholders in the case of an Eligible Policyholder which is a corporation, partnership, limited liability company or other entity, (iii) licensed insurance agents who have been appointed by any of the Insurance Companies to market and distribute insurance products, (iv) named insureds under policies of insurance issued by any Insurance Company after May 31, 1996, and (v) providers of goods or services to any one or more of the Insurance Companies. In the event that the Holding Company elects to sell shares of Conversion Stock to subscribers in the Community Offering, shares of Conversion Stock will be allocated among such subscribers by the Holding Company in its sole discretion and the Holding Company will have the right in its sole discretion to accept or reject subscriptions from subscribers in the Community Offering, including the preferred subscribers described in clauses (i)-(v), in whole or in part for any reason or for no reason.

     Subject to the preference in favor of Residents of the Local
Community and principals of Eligible Policyholders, the Conversion Stock to be offered in the Community Offering shall be offered and sold in a manner designed to achieve a wide distribution of the Conversion Stock.

     E.   Underwritten Public Offering, Private Placement or
          Other Action.

     To the extent that fewer than the maximum number of shares of Conversion Stock permitted to be sold to Eligible Policyholders and to the directors, officers and employees of the Insurance Companies are purchased in the Subscription Offering, shares of Conversion Stock may be sold in an underwritten public offering as provided in Section 7(A) above. In the event that the Holding Company determines that a public offering is impractical, the Holding Company will consult with the Department to determine the most practical alternative available to effect the completion of the Conversion, including a private placement of the remaining shares of Conversion Stock or a reduction in the Valuation Range.

     F.   Limitations Upon Purchases of Shares of Conversion
          Stock.

          The following additional limitations and exceptions shall apply to all purchases of Conversion Stock:

          1. To the extent that shares are available, no person may purchase fewer than the lesser of 25 shares of Conversion
Stock or shares of Conversion Stock having an aggregate purchase price of $500.00 in the Conversion.

          2. Purchases of shares of Conversion Stock in the Offering by any person, when aggregated with purchases by such person's Affiliates and Associates, or by a group of persons Acting in Concert, shall not exceed five percent (5%) of that number of shares of Conversion Stock equal to the maximum of the Valuation Range divided by the Purchase Price, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to ten percent (10%) of the total shares of Conversion Stock to be offered in the Offering. Shares of Conversion Stock to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a participant thereunder shall not be aggregated with shares of Conversion Stock purchased by such participant or any other purchaser of Conversion Stock in the Conversion.

          3. Officers and directors of the Insurance Companies and the Holding Company, together with their Associates, may not purchase in the aggregate more than thirty-four percent (34%) of the shares of Conversion Stock.

          4. Directors of the Holding Company and of the Insurance Companies shall not be deemed to be Associates of one another or a group Acting in Concert with other directors solely as a result of membership on the Board of Directors of the Holding Company or the Board of Directors of any Insurance Company or any subsidiary of an Insurance Company.

               Subject to any required regulatory approval and the requirements of applicable law, the Holding Company may increase or decrease any of the purchase limitations set forth herein at any time. In the event that the individual purchase limitation is increased after commencement of the Subscription Offering and the Community Offering, the Holding Company shall permit any person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, such that such person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such person, subject to the rights and preferences of any person who has priority Subscription Rights. In the event that either the individual purchase limitation or the number of shares of Conversion Stock to be sold in the Conversion is decreased after commencement of the Subscription Offering and the Community Offering, the order of any person who subscribed for the maximum number of shares of Conversion Stock shall be decreased by the minimum amount necessary so that such person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such person.

               Each person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law. In the event that such purchase limitations are violated by any person (including any Associate or Affiliate of such person or person otherwise Acting in Concert with such person), the Holding Company shall have the right to purchase from such person at the Purchase Price all shares acquired by such person in excess of any such purchase limitation or, if such excess shares have been sold by such person, to receive the difference between the aggregate Purchase Price paid for such excess shares and the proceeds received by such person from the sale of such excess shares. This right of the Holding Company to purchase such excess shares shall be assignable by the Holding Company.

     G.   Restrictions on and Other Characteristics of Conversion
          Stock.

          1.   Transferability.

               Conversion Stock purchased by persons other than directors and officers of the Insurance Companies and directors and officers of the Holding Company may be transferred without restriction under the Plan. Conversion Stock purchased by such directors and officers may not be sold for a period of one (1) year from the Effective Date, provided that a sale by a personal representative of a deceased director or officer shall not be considered a sale by such director or officer.

               The certificates representing shares of Conversion
Stock issued by the Holding Company to such directors and officers shall bear the following legend:

          The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one
          (1) year from the date of this Certificate pursuant to the provisions of the Insurance Company Mutual-to-Stock Conversion Act (the "Act") and may not be sold prior thereto without an opinion of counsel for the Holding Company that such sale is permissible under the provisions of the Act.

               In addition, the Holding Company shall give appropriate instructions to its transfer agent with respect to the foregoing restrictions. Any shares of Holding Company Stock subsequently issued pursuant to a stock dividend, stock split or otherwise, with respect to restricted shares of Conversion Stock shall be subject to the same holding period restrictions as are then applicable to such restricted shares of Conversion Stock.

          2.   Voting Rights.

               After Conversion, exclusive voting rights with respect to the Holding Company shall be vested in the holders of Holding Company Stock and the Holding Company will have exclusive voting rights with respect to the Converted Company Capital Stock.

          3.   Purchases by Officers, Directors and Associates
               Following Conversion.

               Without the prior approval of the Department, officers and directors of the Converted Companies and officers and directors of the Holding Company, and their Associates, shall be prohibited for a period of three (3) years following the effective date of the Conversion from purchasing outstanding shares of Holding Company Stock, except through a broker-dealer. Notwithstanding this restriction: (i) block purchases involving more than one percent (1%) of the outstanding shares of Holding Company Stock may be made without the use of a broker-dealer if approved in writing by the Department, and (ii) purchases may be made by or for the account of an officer or director pursuant to a Tax-Qualified Employee Stock Benefit Plan or pursuant to a non-tax qualified stock benefit plan approved by the shareholders of the Holding Company pursuant to Section 921-A(b) of the Act.

     H.   Mailing of Offering Materials and Collection of
          Subscriptions.

          After approval of the Plan by the Department and the declaration of the effectiveness of the Registration Statement by the SEC, the Holding Company shall distribute the Subscription and Community Offering Prospectus and Order Forms for the purchase of shares of Conversion Stock in accordance with the terms of the Plan.

          The recipient of an Order Form will be provided not less than 20 days nor more than 45 days from the date of mailing, unless extended, to properly complete, execute and return the Order Form to the Holding Company. Self-addressed, postage paid return envelopes shall accompany the Order Forms when mailed.
The Holding Company will collate the returned Order Forms upon completion of the Subscription Offering. The failure by a person to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such person of any rights to purchase shares of Conversion Stock hereunder.

          The sale of all shares of Conversion Stock shall be completed within 45 days after the last day of the Subscription
Offering unless extended by the Holding Company with the approval of the Department.

     I.   Method of Payment.

          Payment for all shares of Conversion Stock subscribed for in the Subscription Offering and the Community Offering must be received in full by the Holding Company, together with properly completed and executed Order Forms, indicating thereon the number of shares being subscribed for and such other information as may be required thereon, on or prior to the expiration date specified on the Order Form, unless such date is extended by the Holding Company. Payment for all shares of Conversion Stock may be made in cash (if delivered in person) or by check or money order.

          Tax-Qualified Employee Stock Benefit Plans may subscribe for shares of Conversion Stock by submitting an Order Form, together with (in the case of an employee stock ownership plan) evidence of a loan commitment from the Holding Company or an unrelated financial institution for the purchase of the shares of Conversion Stock, during the Subscription Offering and by making payment for the shares subscribed for on or before the Effective Date.

     J.   Undelivered, Defective or Late Order Forms,
          Insufficient Payment.

          In the event that an Order Form: (i) is not delivered to the addressee and is returned to the Holding Company by the United States Postal Service (or the Holding Company or the Insurance Companies are unable to locate the addressee); (ii) is not received by the Holding Company or is received by the Holding Company after the date specified thereon; (iii) is defectively completed or executed, or (iv) is not accompanied by payment in full for the shares of Conversion Stock subscribed for, the Subscription Rights of the person to whom such rights have been granted will not be honored and such person will be treated as having failed to return the completed Order Form within the time period specified therein. Alternatively, the Holding Company may (but will not be required to) waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for the shares of Conversion Stock subscribed for by such date as the Holding Company may specify. Subscription orders, once tendered, may not be revoked. The Holding Company's interpretations of the terms and conditions of this Plan and determinations with respect to the acceptability of the Order Forms will be final, conclusive and binding upon all persons and neither the Holding Company nor any Insurance Company (or the directors, officers, employees and agents of any of them) shall be liable to any person in connection with any such interpretation or determination.

     K.   Persons Who Reside in Non-Qualified States or in
          Foreign Countries.

          The Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for Conversion Stock pursuant to the Plan reside. However, the Holding Company shall not be required to offer or sell Conversion Stock to any person who resides in a foreign country or who resides in a state of the United States with respect to which any of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares of Conversion Stock under this Plan reside in such state or foreign country, (ii) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such person would require the Holding Company or the Insurance Companies or their employees to register under the securities laws of such state as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state or foreign country, or (iii) such registration qualification would be impracticable for reasons of cost or otherwise. No payment will be made to any person in lieu of the granting of Subscription Rights to any such person.

     L.   Sales Commissions.

          Sales commissions may be paid as determined by the Holding Company or its designee to securities dealers assisting subscribers in making purchases of Conversion Stock in the Subscription Offering or in the Community Offering. In addition, a sales commission may be paid to a securities dealer for advising and consulting with respect to, or for managing the sale of Conversion Stock in, the Subscription Offering, the Community Offering or any other offering.

     M.   Fractional Shares.

          No fractional shares of Conversion Stock shall be issued in the Conversion. All allocations required to be made hereunder in the event of an oversubscription in the Subscription
Offering shall be rounded down to the nearest whole share.

     N.   Repurchase of Conversion Stock.

          Without the prior approval of the Department, for a period of three (3) years from the Effective Date, neither the Holding Company or any of the Converted Companies shall repurchase any Holding Company Stock from any person, except that this restriction shall not apply to either:

               (1) A repurchase on a pro rata basis pursuant to an offer made to all shareholders of the Holding Company; or

               (2)  A purchase in the open market by a tax-
     qualified or non-tax-qualified employee stock benefit plan in an amount reasonable and appropriate to fund the Plan.

8.   RIGHT OF HOLDER OF SURPLUS NOTE

     Contemporaneous with completion of the Conversion, the holder of the Surplus Note shall have the right to convert the Surplus Note into shares of common stock of the Holding Company as provided under the terms of the Surplus Note or as may otherwise be agreed upon by the holder, the Holding Company and Old Guard Mutual.

9.   ARTICLES OF INCORPORATION

     As part of the Conversion, Articles of Incorporation will be adopted by each Insurance Company to authorize such Converted Company to operate as a Pennsylvania stock insurance company. By approving the Plan, the Eligible Policyholders of each Insurance Company will thereby approve amending such Insurance Company's existing Articles of Incorporation. Prior to completion of the Conversion, the form of amended Articles of Incorporation may be revised in accordance with the provisions and limitations for amending the Plan under Section 11 below. The amendment of the existing Articles of Incorporation of each Insurance Company shall occur on the Effective Date.

10.  REGISTRATION AND MARKET MAKERS

     In connection and concurrently with the Conversion, the Holding Company shall register the Holding Company Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

     The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the Holding Company Stock. The Holding Company shall also use its best efforts to have the Holding Company Stock quoted on the National Association of Securities Dealers, Inc. Automated Quotation System or listed on a national or regional securities exchange.

11.  STATUS OF POLICIES IN FORCE ON THE EFFECTIVE DATE

     Each policy of insurance issued by an Insurance Company and in force on the Effective Date shall remain in force as a policy issued by the Converted Company in accordance with the terms of such policy, except that, as of the Effective Date: (i) all voting rights (if any) of the holder of such policy shall be extinguished, (ii) all rights (if any) of the holder of such policy to share in the surplus of such Insurance Company or Converted Company shall be extinguished, and (iii) in the case of a participating policy, the Converted Company shall have the right on the renewal date of such policy to issue a nonparticipating policy as a substitute for the participating policy.

12.  INTERPRETATION, AMENDMENT AND TERMINATION OF THE PLAN

     A.   Interpretation of the Plan.

     The Board of Directors of each Insurance Company and the Board of Directors of the Holding Company shall have the exclusive authority to interpret and apply the provisions of the Plan to particular facts and circumstances and to make all determinations necessary or desirable to implement the Plan. Any such interpretation, application or determination made in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be final, conclusive and binding upon all persons and neither the Holding Company nor any Insurance Company (or the directors, officers, employees or agents of any of them) shall be liable to any person in connection with any such interpretation, application or determination.

     B.   Amendment.

     The Plan may be amended, as follows:

          1. Before Approval by the Department. The Plan may be amended at any time before it is approved by the Department by the affirmative vote of two-thirds of the directors of the Holding Company and of each Insurance Company then in office.

          2. After Approval by the Department. The Plan may be amended at any time after its approval by the Department by the affirmative vote of two-thirds of the directors of the Holding Company and of each Insurance Company then in office; provided, however, that any such amendment shall be subject to approval by the Department.

          3. After Approval by the Eligible Policyholders. The Plan may be amended at any time after its approval by the Eligible Policyholders of each Insurance Company and prior to the Effective Date by the affirmative vote of two-thirds of the directors of the Holding Company and of each Insurance Company then in office; provided, however, that any such amendment shall be subject to approval by the Department; and provided further, that, if such amendment is determined by the Department to be material, such amendment shall be subject to approval by the affirmative vote of at least two-thirds of the votes cast at a meeting of the Eligible Policyholders at a meeting of Eligible Policyholders called for that purpose.

          4. Certain Conforming Amendments. In the event that the Department adopts mandatory regulations applicable to the Conversion prior to the Effective Date, the Plan may be amended to conform to such regulations at any time prior to the Effective Date by the affirmative vote of two-thirds of the directors of the Holding Company and of each Insurance Company then in office and no resolicitation of proxies or further approval by the Eligible Policyholders shall be required. In the event that the Department adopts regulations applicable to the Conversion prior to the Effective Date and if such regulations contain optional provisions, the Plan may be amended to conform to any such optional provision at any time before the Effective Date by the affirmative vote of two-thirds of the directors of the Holding Company and of each Insurance Company then in office and no resolicitation of proxies or further approval by the Eligible Policyholders shall be required.

     C.   Termination.

     The Plan may be terminated as follows:

          1. Before Approval by the Department. The Plan may be terminated at any time before it is approved by the Department by the affirmative vote of two-thirds of the directors of the Holding Company and of each Insurance Company then in office.

          2. After Approval by the Department. The Plan may be terminated at any time after it is approved by the Department by the affirmative vote of two-thirds of the directors of the Holding Company and of each Insurance Company then in office.

          3. After Approval by the Eligible Policyholders. The Plan may be terminated at any time after it is approved by the Eligible Policyholders and prior to the Effective Date by the affirmative vote of two-thirds of the directors of the Holding Company and of each Insurance Company then in office; provided, however, that any such termination shall be subject to approval by the Department.

     D.   Binding Upon Eligible Policyholders.

     By approving the Plan, the Eligible Policyholders of each Insurance Company authorize the amendment and termination of the Plan in accordance with the provisions of this Section 11.

13.  STOCK-BASED COMPENSATION PLANS

     It is the intention of the Holding Company to adopt a stock compensation plan (the "Stock Compensation Plan") and a management recognition plan (the "Management Recognition Plan") as of the Effective Date, which plans shall, in accordance with the requirements of the Act, be subject to approval by the shareholders of the Holding Company at a meeting to be held after the expiration of six (6) months from the effective date of the Conversion.

     The Stock Compensation Plan, among other things, will authorize the Board of Directors of the Holding Company to grant to directors, officers and employees of the Holding Company and its subsidiaries (including the Converted Companies) options to purchase in the aggregate that number of shares of Holding Company Stock equal to ten percent (10%) of the number of shares sold in the Offering, which options shall be exercisable at the price at which Conversion Shares were sold in the Offering.

     The Management Recognition Plan will authorize the Board of Directors of the Holding Company to grant to directors, officers and employees of the Holding Company and its subsidiaries (including the Converted Companies) in the aggregate that number of restricted shares of Holding Company Stock equal to four percent (4%) of the number of shares sold in the Offering, which shares of restricted stock will vest ratably over a period of five (5) years (i.e., twenty percent (20%) of the shares would vest each year on the anniversary of the date of grant).